EXHIBIT 4.2


                              FORM OF FACE OF NOTE

                           [Global Securities Legend]

          [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITORY"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

                         [Definitive Securities Legend]

          [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS SET FORTH IN THE INDENTURE (AS DEFINED BELOW) RELATING TO THESE NOTES.]

                                  CONSECO, INC.

                           10-3/4% SENIOR NOTES DUE 2008

                                 CUSIP _________

No. ___  US$______________

1.       Principal and Interest; Method of Payment

          CONSECO, INC., a corporation duly organized and existing under the laws of Indiana (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _______________ ($_______________) on June 15, 2008, and to pay interest thereon from June 29, 2001 or from the most recent Interest Payment

Date (as hereinafter defined) to which interest has been paid or duly provided for, as the case may be.

          Interest will be payable on June 15 and December 15 of each year (each an "Interest Payment Date"), at the rate of 10-3/4% per annum, commencing December 15, 2001 (except as provided below) until the principal hereof becomes due and payable. Interest payments will be made in an amount equal to the amount accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Stated Maturity. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of Business on the Regular Record Date for such interest payment, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate born by the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the same rate to the extent lawful.

          If any Interest Payment Date(s) or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the Stated Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

          While this Security is represented by one or more global notes registered in the name of the Depository or its nominee, the Company will cause payments of principal of, premium, if any, and interest on this Security to be made to the Depository or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depository or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

          The Company will make all payments in respect of the Notes (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, by wire transfer to a Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to the Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent.

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

If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.9(a) of the Indenture. The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Security will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2.       Indenture

          This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued under an indenture, dated as of November 13, 1997, as amended by the First Supplemental Indenture dated as of June 29, 2001 (the "First Supplemental Indenture") and as further amended from time to time (together, the "Indenture"), between the Company and The Bank of New York (successor to LTCB Trust Company), as trustee (the "Trustee") and is one of the "Notes" referred to in the First Supplemental Indenture, to which Indenture, First Supplemental Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Notes designated on the face hereof limited in aggregate principal amount to $750,000,000.

3.       Denomination; Transfer; Exchange.

          The Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, Notes of this series are exchangeable for Notes of this series of like aggregate principal amount of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series with like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

4.       Optional Redemption.

          The Company may redeem the Notes, at its option, in whole or in part, at any time or from time to time prior to their maturity at a redemption price equal to the sum of the principal amount thereof, plus accrued and unpaid interest (if any) to the Redemption Date (subject to the right of the Holder on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) plus the Applicable Premium (if any).

          From and after June 15, 2005, this Note will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest thereon to the applicable Redemption Date (subject to the right of the Holder on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:


                                           REDEMPTION
          PERIOD                             PRICE
          ------                           ----------
          2005                              105.375%
          2006                              102.688%
          2007 and thereafter               100.000%

          In addition, at any time and from time to time prior to June 15, 2004, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 110.75% plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); provided, that (i) at least 65% of the aggregate principal amount of the Notes then Outstanding remain Outstanding immediately after the occurrence of such redemption excluding Notes held by the Company or any of its Subsidiaries and (ii) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

5.       Repurchase At Option Of Holder.

          If a Change of Control occurs, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on Notes repurchased to the date fixed for repurchase. In the event of a Change of Control, notice thereof will be given by the Company to the Holders as provided in the

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

Indenture. To exercise a repurchase right, a Holder must surrender the Notes to be repurchased to the Paying Agent as provided in the Indenture.

          If the Company or a Restricted Subsidiary consummates any Asset Sale, when the aggregate amount of Excess Proceeds exceeds $50.0 million in any calendar year, the Company shall make a pro rata offer to purchase (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be deemed to have been reset at zero.

6.       Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to pay, among other things, dividends or make other payments, consummate sales of assets, incur additional indebtedness and issue preferred stock, create certain liens, enter into certain mergers and consolidations and enter into certain transactions with affiliates.

7.       Covenant Cancellation.

          When (i) the Notes have been rated as Investment Grade Securities by either S&P or Moody's and (ii) no Default or Event of Default has occurred and is continuing under the Indenture as of such time, the Company and the Subsidiaries will not thereafter be subject to certain limitations imposed by the Indenture, including restrictions on distributions of dividends or other payments, consummations of sales of assets, incurrences of additional indebtedness or issuances of preferred stock, entrances into certain mergers and consolidations and entrances into certain transactions with affiliates.

8.       [Provisions Applicable to Global Certificates.]

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

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

          [This Note is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Note or if at any time the Depository for this series shall no longer be eligible or in good standing under the Exchange Act, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Note. If a successor Depository for this Note is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Notes of this series in exchange for this Note will authenticate and deliver, certificates representing securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Note in exchange for this Note.

          If specified by the Company pursuant to the Indenture with respect to this Note, the Depository may surrender this Note in exchange in whole or in part for certificates representing Notes of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Registrar or the Depository a certificate or certificates representing Notes of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the Registrar or the Depository in this Note; and (2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Security and the aggregate principal amount of certificates representing Notes delivered to Holders thereof.]

          The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include this Note.

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

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Date:  _________, 2001                             CONSECO, INC.


                                                   By
                                                   _________________, President
SEAL

                                                   Attest:
                                                   By
                                                   __________________, Secretary

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  _________, 2001                            THE BANK OF NEW YORK,
                                                   as Trustee


                                                   By: ____________________
                                                   Authorized Signatory

                               ------------------
                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM - as tenants in common

                  TEN ENT - as tenants by the entireties

                  JT TEN  - as joint tenants with right of survivorship and
                            not as tenants in common

                  UNIF GIFT MIN ACT - .............Custodian................

                                    (Cust)               (Minor)
                                    Under Uniform Gifts to Minors Act
                                    .................................
                                     (State)

Additional abbreviations may also be used though not in the above list.

                               ------------------

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE



PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Date:


------------------------------
          Signature



NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

          THE SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM).

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.02 or Section 4.03 of the First Supplemental Indenture, check the appropriate box:

                  /   /    Section 4.02                 /   /    Section 4.03
                           (Change of Control)                   (Asset Sale)


          If you want to have only part of the Security purchased by the Company pursuant to Section 4.02 or Section 4.03 of the First Supplemental Indenture, state the amount you elect to have purchased:

$------------------

Date:______________



                                       Your Signature:___________________
                                       (Sign exactly as your name appears on the face of this Note)


Signature Guarantee.*











------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


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